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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Harken Energy Corporation and in the related Prospectuses of our report dated March 25, 2002 (except for paragraph 13 of Note 1, paragraphs 2 and 5 of Note 2, paragraph 10 of Note 7, paragraph 4 of Note 8, paragraph 3 of
Note 11 and paragraph 4 of Note 15, as to which the date is December 6, 2002), with respect to the consolidated financial statements, as amended, of Harken Energy Corporation included in this Annual Report on Form 10K/A for the year ended December 31, 2001.

Form                        Description
----                        -----------

S-3 Registration of 135,000 shares of common stock issued to Parkcrest (No. 333-71751)

S-3 Registration of 190,863 shares of common stock issued to Sidro, S.A (No. 333-78859)

S-3 Registration of 131,682 shares of common stock issued to Crescent International Ltd. (No. 333-79281)

S-3      Registration of 648,151 shares of common stock (No. 333-79617)

S-3 Registration of 112,173 shares of common stock issued to Lambertine (No. 333-80031)

S-3 Registration of 260,000 shares of common stock issued to International Rochester Energy Corporation (No. 333-85057)

S-3      Registration of 300,000 shares of common stock (No. 333-30490)

S-3      Registration of 200,000 shares of common stock (No. 333-34534)

S-3      Registration of 239,840 shares of common stock (No. 333-34650)

S-3      Registration of 173,973 shares of common stock (No. 333-34720)

S-3      Registration of 274,013 shares of common stock (No. 333-34830)

S-3      Registration of 246,153 shares of common stock (No. 333-38050)

S-3      Registration of 133,333 shares of common stock (No. 333-44564)

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S-3      Registration of 777,142 shares of common stock (No. 333-48760)

S-3      Registration of 3,968,920 shares of common stock (No. 333-67156)

S-3      Registration of 3,193,334 shares of common stock (No. 333-74410)

S-3      Registration of 521,232 shares of common stock (No. 333-59092)

S-3      Registration of 2,724,865 shares of common stock (No. 333-89684)



                                                 /s/ERNST & YOUNG LLP

Houston, Texas
December 19, 2002